Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 15, 2004 relating to the financial statements, which appears in Alexion Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2004. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

August 12, 2005